Exhibit 99.1

LKQ Corporation Announces Record Revenue and Earnings for

First Quarter 2009

Chicago, IL, (April 30, 2009) – LKQ Corporation (NASDAQ: LKQX) today announced results for its first quarter ended March 31, 2009. Revenue for the first quarter of 2009 was $518.0 million, an increase of 5.3% from $491.9 million in the first quarter of 2008. Net income for the first quarter of 2009 was $32.3 million, an increase of 4.6% from $30.9 million in the first quarter of 2008. Diluted earnings per share was $0.23 for the first quarter of 2009, as compared to $0.22 for the same period of last year.

“With most of the Keystone integration behind us, we began to see the benefits during the quarter of our earlier efforts to capture the ‘first call’ for replacement parts and realized organic revenue growth in both the aftermarket and recycled revenue categories,” commented Joseph Holsten, President and Chief Executive Officer. “As demand, although still weak, for scrap metal improved, we were able to stabilize our self-service retail business and return it to profitability. The results for the quarter reinforce the resiliency of our businesses, despite the weak economic trends and continued declines in miles driven and insurance claims.”

Mr. Holsten added, “Our settlement with Ford Motor Company was a major milestone for LKQ. It lifts a cloud of concern held by some of our vendors, partners and investors and gives us exclusive rights to sell aftermarket parts that correspond to Ford-patented collision repair parts. We will continue to promote the use of aftermarket, recycled and refurbished parts as cost-effective, quality alternatives to new OEM parts for collision repair.”

For the first quarter of 2009, consolidated revenue, excluding Other Revenue, was $469.3 million, an increase of 9.1% as compared to $429.9 million for the first quarter of 2008. Organic revenue growth, excluding Other Revenue, was 5.1%. Organic revenue growth, including Other Revenue, was essentially flat because of the impact of lower commodity prices, primarily affecting our self-service retail operations.

Balance Sheet and Liquidity

As of March 31, 2009, LKQ’s balance sheet reflected cash and equivalents of $92.8 million as compared to $79.1 million as of December 31, 2008. Debt as of March 31, 2009 was $638.6 million as compared to $642.9 million at the end of 2008. As of April 29, 2009, liquidity available under LKQ’s revolving credit agreement was $66.8 million.

Recent Business Acquisitions

During the quarter, LKQ acquired a heavy–duty truck parts recycling operation in Tampa, Florida, and wholesale automobile salvage businesses in the Raleigh/Durham, North Carolina area and the Montreal, Quebec, Canada area. Historical annual revenue for the acquired businesses was approximately $18 million.

Company Outlook

The outlook for 2009 remains unchanged from the company’s guidance provided in late February 2009. Organic revenue growth, excluding Other Revenue which will continue to be impacted by weak commodity prices, is projected to grow at a rate of 6% to 8%. Excluding the impact of any restructuring expenses, LKQ anticipates full year 2009 net income will be in the range of $114.5 million to $123.5 million and diluted earnings per share will be in the range of $0.80 to $0.86.

Net cash provided by operating activities for 2009 is projected to be approximately $145 million. Capital expenditures related to property and equipment, excluding expenditures for acquiring businesses, are projected to be in the range of $75 million to $80 million. Maintenance or replacement capital expenditures are expected to be less than $15 million.

Weighted average diluted shares outstanding are anticipated to be within a range of approximately 143 to 144 million for 2009. Share numbers are estimates and will be affected by factors such as future stock issuances, the number of options exercised in subsequent periods, and changes in stock price.

Quarterly Conference Call

LKQ will host a conference call and audio webcast to discuss its first quarter 2009 financial results on Thursday, April 30, 2009 at 10:30 a.m. Eastern Time. To access the investor conference call, please dial (877) 705-6006. International access to the call may be obtained by dialing (201) 689-8557. The webcast can be accessed via the Company’s website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 689-8557 for international calls. The telephone replay will require you to enter — account: #286; conference ID: #320883. An online replay of the webcast will be available on the Company’s website. Both forms of the replay of the conference call will be available until May 30, 2009. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled OEM products and refurbished OEM collision replacement products such as wheels, bumper covers and lights used to repair light vehicles. LKQ operates approximately 280 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light–duty trucks and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new OEM replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacements parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•	increasing competition in the automotive parts industry;

•	our ability to increase or maintain revenue and profitability at our facilities;

•	uncertainty as to our future profitability on a consolidated basis;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap and other metals that could adversely affect our financial results;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	the risk that Keystone’s business will not be integrated successfully or that we will incur unanticipated costs of integration;

•	claims by original equipment manufacturers that attempt to restrict or eliminate the sale of aftermarket products;

•	decreases in the supply of end of life and crush only vehicles that we process and sell for scrap; and

•	other risks that are described in our Form 10-K filed February 27, 2009 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on the forward looking statements. We assume no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made except as required by law.

Contact:

Sarah Lewensohn

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

(In thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Revenue	$517,989	$491,908

Cost of goods sold	285,039	268,594

Gross margin	232,950	223,314

Facility and warehouse expenses	50,663	44,502

Distribution expenses	44,542	44,769

Selling, general and administrative expenses	67,111	64,103

Restructuring expenses	803	1,174

Depreciation and amortization	8,453	7,258

Operating income	61,378	61,508

Other expense (income):
Interest expense, net	7,580	10,301
Other income, net	(40)	(269)

Total other expense	7,540	10,032

Income before provision for income taxes	53,838	51,476

Provision for income taxes	21,534	20,598

Net income	$32,304	$30,878

Net income per share:
Basic	$0.23	$0.23

Diluted	$0.23	$0.22

Weighted average common shares outstanding:
Basic	139,793	134,558

Diluted	142,789	139,682

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2009	2008
Assets
Current Assets:
Cash and equivalents	$92,810	$79,067
Receivables, net	138,923	148,422
Inventory	359,772	332,756
Deferred income taxes	20,187	19,644
Prepaid income taxes	3,334	21,164
Prepaid expenses	12,212	7,865

Total Current Assets	627,238	608,918

Property and Equipment, net	258,440	258,956
Intangibles	1,004,653	994,957
Other Assets	18,920	18,973

Total Assets	$1,909,251	$1,881,804

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$62,737	$65,411
Accrued expenses	71,011	75,135
Deferred revenue	5,341	4,733
Current portion of long-term obligations	23,528	21,934

Total Current Liabilities	162,617	167,213

Long-Term Obligations, Excluding Current Portion	615,031	620,940
Deferred Income Tax Liability	46,140	43,518
Other Noncurrent Liabilities	31,721	29,627

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 140,008,741 and 139,921,410 shares issued at March 31, 2009 and December 31, 2008, respectively	1,400	1,399
Additional paid-in capital	793,235	790,933
Retained earnings	274,242	241,938
Accumulated other comprehensive loss	(15,135)	(13,764)

Total Stockholders’ Equity	1,053,742	1,020,506

Total Liabilities and Stockholders’ Equity	$1,909,251	$1,881,804

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

(In thousands)

	Three Months Ended
	March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32,304	$30,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,291	7,875
Stock-based compensation expense	1,711	1,304
Deferred income taxes	2,254	399
Excess tax benefit from share-based payment arrangements	(261)	(1,103)
Other adjustments	592	(68)
Changes in operating assets and liabilities, net of effects from purchase transactions:
Receivables	10,084	(8,338)
Inventory	(24,789)	(8,772)
Prepaid income taxes/income taxes payable	18,018	18,625
Accounts payable	(2,546)	(5,091)
Other operating assets and liabilities	(7,133)	(3,357)

Net cash provided by operating activities	39,525	32,352

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,918)	(13,196)
Proceeds from disposal of assets	109	—
Cash used in acquisitions	(15,756)	(4,186)

Net cash used in investing activities	(22,565)	(17,382)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	331	939
Excess tax benefit from share-based payment arrangements	261	1,103
Debt issuance costs	—	(173)
Repayments under term loans	(4,938)	(2,495)
Borrowings under line of credit	2,310	—
Repayments of other long-term debt	(1,162)	(3,054)

Net cash used in financing activities	(3,198)	(3,680)

Effect of exchange rate changes on cash and equivalents	(19)	(121)

Net increase in cash and equivalents	13,743	11,169

Cash and equivalents, beginning of period	79,067	74,241

Cash and equivalents, end of period	$92,810	$85,410

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended March 31,
Operating Highlights	2009		2008
		% of Revenue		% of Revenue	Change	% Change
Revenue	$517,989	100.0%	$491,908	100.0%	$26,081	5.3%
Cost of goods sold	285,039	55.0%	268,594	54.6%	16,445	6.1%

Gross margin	232,950	45.0%	223,314	45.4%	9,636	4.3%
Facility and warehouse expenses	50,663	9.8%	44,502	9.0%	6,161	13.8%
Distribution expenses	44,542	8.6%	44,769	9.1%	(227)	-0.5%
Selling, general and administrative expenses	67,111	13.0%	64,103	13.0%	3,008	4.7%
Restructuring expenses	803	0.2%	1,174	0.2%	(371)	-31.6%
Depreciation and amortization	8,453	1.6%	7,258	1.5%	1,195	16.5%

Operating income	61,378	11.8%	61,508	12.5%	(130)	-0.2%
Other expense (income):
Interest expense, net	7,580	1.5%	10,301	2.1%	(2,721)	-26.4%
Other income, net	(40)	0.0%	(269)	-0.1%	229	-85.1%

Total other expense	7,540	1.5%	10,032	2.0%	(2,492)	-24.8%

Income before provision for income taxes	53,838	10.4%	51,476	10.5%	2,362	4.6%
Provision for income taxes	21,534	4.2%	20,598	4.2%	936	4.5%

Net income	$32,304	6.2%	$30,878	6.3%	$1,426	4.6%

Net income per share:
Basic	$0.23		$0.23		$—	0.0%

Diluted	$0.23		$0.22		$0.01	4.5%

Weighted average common shares outstanding:
Basic	139,793		134,558		5,235	3.9%

Diluted	142,789		139,682		3,107	2.2%

The following unaudited table reconciles EBITDA to net income:

	Three Months Ended March 31,
	2009	2008
	(In thousands)
Net income	$32,304	$30,878
Depreciation and amortization	9,291	7,875
Interest expense, net	7,580	10,301
Provision for income taxes	21,534	20,598

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$70,709	$69,652

EBITDA as a percentage of revenue	13.7%	14.2%

We have typically provided a reconciliation of Net income to EBITDA as we believe it provides investors, security analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by security analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results.

The following unaudited table compares certain revenue categories:

	Three Months Ended March 31,
	2009	2008
	(In thousands)
Included in Consolidated Income Statements of LKQ Corporation

Recycled and related products and services	$187,572	$154,862
Aftermarket, other new and refurbished products	281,703	275,079
Other	48,714	61,967

	$517,989	$491,908